Exhibit 99.1

VICI PROPERTIES ANNOUNCES SUCCESSFUL COMPLETION OF CONSENT SOLICITATION TO AMEND 8.0% SENIOR SECURED SECOND LIEN NOTES DUE 2023

NEW YORK, NY – September 25, 2018 – VICI Properties Inc. (NYSE: VICI) (“VICI” or the “Company”) today announced the successful completion of the consent solicitation which was launched on September 17, 2018. VICI, through its indirect wholly-owned subsidiaries, VICI Properties 1 LLC and VICI FC Inc., collectively, as issuers (the “Issuers”) of the 8.0% Senior Secured Second Lien Notes due 2023 (the “Notes”) has received the requisite consents (the “Requisite Consents”) to amend (the “Amendments”) the indenture dated as of October 6, 2017 (the “Indenture”) governing the Notes. The consent solicitation expired at 5:00 p.m., New York City time, on September 24, 2018 (the “Expiration Date”).
The Issuers will pay a consent payment in an aggregate amount of $486,776.89 payable pro rata (the “Consent Payment”), to Holders of Notes (the “Holders”) as of 5:00 p.m., New York City time, on September 14, 2018 (the “Record Date”) who validly delivered consents to the Amendments prior to the Expiration Date (which were not validly revoked) in the manner described in the Consent Solicitation Statement, dated September 17, 2018 (the “Consent Solicitation Statement”). Holders as of the Record Date who provided consents after the Expiration Date will not receive the Consent Payment. The Consent Payment will be paid to the consenting Holders promptly after the Expiration Date, and is expected to be made on September 26, 2018.
As previously announced, the Amendments will amend the Indenture to, among other things: (1) permit (A) certain amendments to the Lease (Non-CPLV) dated October 6, 2017, which currently provides for the lease of the Company’s regional properties other than the facilities in Joliet, Illinois (as amended, the “Non-CPLV Lease”) and certain other agreements and documents made in connection with the amendments to the Non-CPLV Lease to, among other things, release the lien held by certain of the Issuers’ affiliates as landlords in certain furniture, fixtures, inventory, equipment and other personal property of the tenants of such affiliates (the “Lien Release”) and (B) the consummation of the purchase of all of the land and real property improvements associated with Harrah’s Philadelphia in Chester, Pennsylvania (the “Harrah’s Philadelphia Acquisition”); and (2) amend the definition of “Asset Sale” in the Indenture to permit the Lien Release. The Harrah’s Philadelphia Acquisition is subject to certain other closing conditions, including obtaining certain regulatory approvals and other requisite consents.
Supplemental Indenture
In connection with receiving the Requisite Consents, on September 24, 2018, the Issuers executed and delivered a supplemental indenture (the “Supplemental Indenture”) giving effect to the Amendments. The Supplemental Indenture became effective upon execution but will not become operative until the Consent Payment is paid. All Holders will be bound by the terms of the Supplemental Indenture, even if such Holders did not deliver consents to the Amendments. Except for the Amendments, all of the existing terms of the Notes and the Indenture remain unchanged.
This press release and the Consent Solicitation Statement shall not constitute an offer to purchase nor a solicitation of an offer to sell any Notes or other securities. The Consent Solicitation was made only by, and pursuant to the terms of, the Consent Solicitation Statement, and the information in this press release is qualified by reference to the Consent Solicitation Statement. No recommendation is or was made, or has been authorized to be made, as to whether or not Holders should consent to the adoption of the Amendments pursuant to the Consent Solicitation. The Consent Solicitation was not made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction. In any jurisdiction in which the Consent Solicitation was required to be made by a licensed broker or dealer, the Consent Solicitation has been deemed to be have been made on behalf of the Issuers by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
Requests for copies of the Consent Solicitation Statement and other related materials should be directed to D.F. King & Co., Inc., the Information Agent, the Tabulation Agent and the Payment Agent for the Consent Solicitation, at 212.269.5550 or 866.721.1324 (toll free), or at vici@dfking.com.
Credit Facility Amendment
On September 24, 2018, VICI Properties 1 LLC and certain of its wholly-owned subsidiaries also executed an amendment to the Credit Agreement, dated as of December 22, 2017, by and among VICI Properties 1 LLC, as borrower, Goldman Sachs Bank USA, as administrative agent, and the other financial institutions party thereto from time to time (the “Credit Agreement”) to permit in accordance with its terms, among other things, the Lien Release.
About VICI
VICI is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI’s national, geographically diverse portfolio consists of 20 gaming facilities comprising over 36 million square feet and features approximately 14,500 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI’s strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual operating results may differ materially from what is expressed or forecast in this press release. Among those risks, uncertainties and other factors are risks that the Harrah’s Philadelphia Acquisition may not be consummated on the terms or timeframe described herein, or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents, including the ability to receive, or delays in obtaining, regulatory approvals and the other consents required to consummate the Harrah’s Philadelphia Acquisition; the risk that Caesars Entertainment Corporation may exercise its call right to reacquire the land and real property improvements associated with the Octavius Tower at Caesars Palace Las Vegas in the event that the purchase and sale agreement for the Harrah’s Philadelphia Acquisition is terminated; the terms on which the Company finances the Harrah’s Philadelphia Acquisition, including the source of funds used to finance such transaction; disruptions to the real property and operations of the Harrah’s Philadelphia Property during the pendency of the closing; risks that the Company may not achieve the benefits contemplated by the acquisitions of the real estate assets (including any expected accretion or the amount of any future rent payments); and risks that not all potential risks and liabilities have been identified in the Company’s due diligence. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contacts:
Investors@viciproperties.com
(725) 201-6415
ICR
Jacques Cornet
Jacques.Cornet@icrinc.com

Media Contacts:
PR@viciproperties.com
(725) 201-6414
or
ICR
Phil Denning and Jason Chudoba
Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249

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